Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of

a Trustee pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

13-5266470

(I.R.S. employer identification no.)

399 Park Avenue New York, New York	10043
(Address of principal executive offices)	(Zip Code)

CITIBANK, N.A.

Director of Administration-Agency & Trust

111 Wall Street, 14th Floor, Zone3

New York, New York 10005

(212) 657-9687

COPY TO:    Legal Department, 19th Floor

388 Greenwich Street

New York, New York 10013

(Name, address, and telephone number of agent for service)

WorldCom, Inc.

1-800-Collect, Inc.

Access Network Services, Inc.

Access Virginia, Inc.

ALD Communications, Inc.

BC Yacht Sales, Inc.

BCT Holdings, LLC

BCT Real Estate, LLC

BFC Communications, Inc.

Bittel Telecommunications Corporation

Brooks Fiber Communications of Arkansas, Inc.

Brooks Fiber Communications of Bakersfield, Inc.

Brooks Fiber Communications of Connecticut, Inc.

Brooks Fiber Communications of Fresno, Inc.

Brooks Fiber Communications of Idaho, Inc.

Brooks Fiber Communications of Massachusetts, Inc.

Brooks Fiber Communications of Michigan, Inc.

Brooks Fiber Communications of Minnesota, Inc.

Brooks Fiber Communications of Mississippi, Inc.

Brooks Fiber Communications of Missouri, Inc.

Brooks Fiber Communications of Nevada, Inc.

Brooks Fiber Communications of New England, Inc.

Brooks Fiber Communications of New Mexico, Inc.

Brooks Fiber Communications of New York, Inc.

Brooks Fiber Communications of Ohio, Inc.

Brooks Fiber Communications of Oklahoma, Inc.

Brooks Fiber Communications of Rhode Island, Inc.

Brooks Fiber Communications of Sacramento, Inc.

Brooks Fiber Communications of San Jose, Inc.

Brooks Fiber Communications of Stockton, Inc.

Brooks Fiber Communications of Tennessee, Inc.

Brooks Fiber Communications of Texas, Inc.

Brooks Fiber Communications of Tucson, Inc.

Brooks Fiber Communications of Tulsa, Inc.

Brooks Fiber Communications of Utah, Inc.

Brooks Fiber Communications of Virginia

Brooks Fiber Communications-LD, Inc.

Brooks Fiber Properties, Inc.

BTC Finance Corp.

B.T.C. Real Estate Investments, Inc.

BTC Transportation Corporation

Business Internet, Inc.

CC Wireless, Inc.

Chicago Fiber Optic Corporation

Com Systems, Inc.

COM/NAV Realty Corp.

Compuplex Incorporated

Cross Country Wireless, Inc.

CS Network Services, Inc.

CS Wireless Battle Creek, Inc.

CS Wireless Systems, Inc.

Digex, Incorporated

Digex International Holding Company

E.L. Acquisition, Inc.

Express Communications, Inc.

Fibercom of Missouri, Inc.

FiberNet Rochester, Inc.

Fibernet, Inc.

Healan Communications, Inc.

ICI Capital LLC

Institutional Communications Company—Virginia

Intelligent Investment Partners, Inc.

Intermedia Capital, Inc.

Intermedia Communications Inc.

Intermedia Communications of Virginia, Inc.

Intermedia Investment, Inc.

Intermedia Licensing Company

Intermedia Services LLC

J.B. Telecom, Inc.

Jones Lightwave of Denver, Inc.

Marconi Telegraph-Cable Company, Inc.

MCI Canada, Inc.

MCI Communications Corporation

MCI Equipment Acquisition Corporation

MCI Galaxy III Transponder Leasing, Inc.

MCI Global Access Corporation

MCI Global Support Corporation

MCI International Services, L.L.C.

MCI International Telecommunications Corporation

MCI International Telecommunications Holding Corporation

MCI International, Inc.

MCI Investments Holdings, Inc.

MCI Network Technologies, Inc.

MCI Omega Properties, Inc.

MCI Payroll Services, LLC

MCI Research, Inc.

MCI Systemhouse L.L.C.

MCI Transcon Corporation

MCI Wireless, Inc.

MCI WORLDCOM Brands, L.L.C.

MCI WORLDCOM Brazil LLC

MCI WORLDCOM Brooks Telecom, LLC

MCI WORLDCOM Capital Management Corporation

MCI WORLDCOM Communications of Virginia, Inc.

MCI WORLDCOM Communications, Inc.

MCI WORLDCOM Financial Management Corporation

MCI WORLDCOM International, Inc.

MCI WorldCom Management Company, Inc.

MCI WORLDCOM MFS Telecom, LLC

MCI WORLDCOM Network Services of Virginia, Inc.

MCI WORLDCOM Network Services, Inc.

MCI WORLDCOM Receivables Corporation

MCI WORLDCOM Synergies Management Company, Inc.

MCI/OTI Corporation

MCImetro Access Transmission Services LLC

MCImetro Access Transmission Services of Virginia, Inc.

Metrex Corporation

Metropolitan Fiber Systems of Alabama, Inc.

Metropolitan Fiber Systems of Arizona, Inc.

Metropolitan Fiber Systems of Baltimore, Inc.

Metropolitan Fiber Systems of California, Inc.

Metropolitan Fiber Systems of Columbus, Inc.

Metropolitan Fiber Systems of Connecticut, Inc.

Metropolitan Fiber Systems of Dallas, Inc.

Metropolitan Fiber Systems of Delaware, Inc.

Metropolitan Fiber Systems of Denver, Inc.

Metropolitan Fiber Systems of Detroit, Inc.

Metropolitan Fiber Systems of Florida, Inc.

Metropolitan Fiber Systems of Hawaii, Inc.

Metropolitan Fiber Systems of Houston, Inc.

Metropolitan Fiber Systems of Indianapolis, Inc.

Metropolitan Fiber Systems of Iowa, Inc.

Metropolitan Fiber Systems of Kansas City, Missouri, Inc.

Metropolitan Fiber Systems of Kansas, Inc.

Metropolitan Fiber Systems of Kentucky, Inc.

Metropolitan Fiber Systems of Massachusetts, Inc.

Metropolitan Fiber Systems of Minneapolis/St. Paul, Inc.

Metropolitan Fiber Systems of Nebraska, Inc.

Metropolitan Fiber Systems of Nevada, Inc.

Metropolitan Fiber Systems of New Hampshire, Inc.

Metropolitan Fiber Systems of New Jersey, Inc.

Metropolitan Fiber Systems of New Orleans, Inc.

Metropolitan Fiber Systems of New York, Inc.

Metropolitan Fiber Systems of North Carolina, Inc.

Metropolitan Fiber Systems of Ohio, Inc.

Metropolitan Fiber Systems of Oklahoma, Inc.

Metropolitan Fiber Systems of Oregon, Inc.

Metropolitan Fiber Systems of Philadelphia, Inc.

Metropolitan Fiber Systems of Pittsburgh, Inc.

Metropolitan Fiber Systems of Rhode Island, Inc.

Metropolitan Fiber Systems of Seattle, Inc.

Metropolitan Fiber Systems of St. Louis, Inc.

Metropolitan Fiber Systems of Tennessee, Inc.

Metropolitan Fiber Systems of Virginia, Inc.

Metropolitan Fiber Systems of Wisconsin, Inc.

Metropolitan Fiber Systems/McCourt, Inc.

MFS CableCo U.S., Inc.

MFS Datanet, Inc.

MFS Foreign Personnel, Inc.

MFS Global Communications, Inc. (f/k/a MCI WorldCom Services Co.)

MFS Globenet, Inc.

MFS International Holdings, L.L.C.

MFS International Opportunities, Inc. (f/k/a MCI WorldCom Marketing Co.)

MFS Telecom, Inc.

MFS Telephone of Missouri, Inc.

MFS Telephone of New Hampshire, Inc.

MFS Telephone of Virginia, Inc.

MFS Telephone, Inc.

MFS/C-TEC (New Jersey) Partnership

MFSA Holding, Inc.

Military Communications Center, Inc.

MobileComm Europe Inc.

Mtel American Radiodetermination Corporation

Mtel Asia, Inc.

Mtel Cellular, Inc.

Mtel Digital Services, Inc.

Mtel International, Inc.

Mtel Latin America, Inc.

Mtel Microwave, Inc.

Mtel Service Corporation

Mtel Space Technologies Corporation

Mtel Technologies, Inc.

N.C.S. Equipment Corporation

National Telecommunications of Florida, Inc.

Netwave Systems, Inc.

networkMCI, Inc.

New England Fiber Communications L.L.C.

Northeast Networks, Inc.

Nova Cellular Co.

NTC, Inc.

Overseas Telecommunications, Inc.

Savannah Yacht & Ship, LLC

SkyTel Communications, Inc.

SkyTel Corp.

SkyTel Payroll Services, LLC

Southern Wireless Video, Inc.

Southernnet of South Carolina, Inc.

Southernnet Systems, Inc.

Southernnet, Inc.

Telecom*USA, Inc.

Teleconnect Company

Teleconnect Long Distance Services & Systems Company

Tenant Network Services, Inc.

TMC Communications, Inc.

TransCall America, Inc.

Tru Vision Wireless, Inc.

Tru Vision-Flippin, Inc.

TTI National, Inc.

UUNET Australia Limited

UUNET Caribbean, Inc.

UUNet Global Alliances, Inc. (f/k/a MCI WorldCom Transmission Co.)

UUNET Holdings Corp.

UUNET International Ltd.

UUNET Japan Ltd.

UUNET Payroll Services, LLC

UUNET Technologies, Inc.

Virginia Metrotel, Inc.

Western Business Network, Inc.

Wireless Enterprises LLC

Wireless One of Bryan, Texas, Inc.

Wireless One, Inc.

Wireless Video Enhanced Services

Wireless Video Enterprises, Inc.

Wireless Video Services

WorldCom Broadband Solutions, Inc.

WorldCom Caribbean, Inc.

WorldCom East, Inc.

WorldCom ETC, Inc.

WorldCom Federal Systems, Inc.

WorldCom Funding Corporation

WorldCom Global Strategic Alliances, Inc.

WorldCom Global Strategic Alliances International, Inc.

WorldCom ICC, Inc.

WorldCom Intermedia Communications Corporation (f/k/a Shared Technologies Fairchild

Communications Corporation)

WorldCom Intermedia Telecom, Inc. (f/k/a Shared Technologies Fairchild Telecom, Inc.)

WorldCom Intermedia, Inc. (f/k/a Shared Technologies Fairchild, Inc.)

WorldCom International Data Services, Inc.

WorldCom International Mobile Services LLC

WorldCom International Mobile Services, Inc.

WorldCom Overseas Holdings, Inc.

WorldCom Payroll Services, LLC

WorldCom Purchasing, LLC

WorldCom Switzerland LLC

WorldCom Ventures, Inc.

WorldCom Wireless, Inc.

(Exact name of obligor as specified in its charter)

Georgia	58-1521612
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

22001 Loudoun County Parkway Ashburn, Virginia	20147
(Address of principal executive offices)	(Zip Code)

SENIOR NOTES DUE

2007, 2009, and 2014

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1—Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2—Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3—Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4—Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5—Not applicable.

Exhibit 6—The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7—Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2003—attached)

Exhibit 8—Not applicable.

Exhibit 9—Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 23rd day of March, 2004.

CITIBANK, N.A.

By	/s/ P. De Felice

P. De Felice Vice President

Charter No. 1461

Comptroller of the Currency

Northeastern District

REPORT OF CONDITION

CONSOLIDATING

DOMESTIC AND FOREIGN

SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 2003, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

		Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,330,000
Interest-bearing balances		19,426,000
Held-to-maturity securities		47,000
Available-for-sale securities		84,510,000
Federal funds sold in domestic Offices		2,125,000
Federal funds sold and securities purchased under agreements to resell		14,744,000
Loans and leases held for sale		2,940,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	324,477,000
LESS: Allowance for loan and lease losses	8,709,000

Loans and leases, net of unearned income, allowance, and reserve		315,768,000
Trading assets		79,871,000
Premises and fixed assets (including capitalized leases)		3,964,000
Other real estate owned		121,000
Investments in unconsolidated subsidiaries and associated companies		952,000
Customers’ liability to this bank on acceptances outstanding		1,096,000
Intangible assets: Goodwill		6,610,000
Intangible assets: Other intangible assets		9,184,000
Other assets		27,435,000

TOTAL ASSETS		$582,123,000

LIABILITIES
Deposits: In domestic offices		$113,879,000
Noninterest-bearing		22,283,000
Interest-bearing		91,596,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs		267,356,000

Noninterest-bearing	18,588,000
Interest-bearing	248,768,000
Federal funds purchased in domestic Offices	9,081,000
Federal funds purchased and securities sold under agreements to repurchase	9,984,000
Demand notes issued to the U.S. Treasury	0
Trading liabilities	52,718,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss	43,863,000
Bank’s liability on acceptances executed and outstanding	1,096,000
Subordinated notes and debentures	12,330,000
Other liabilities	25,441,000

TOTAL LIABILITIES	$535,748,000

Minority interest in consolidated Subsidiaries	422,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	1,950,000
Common stock	751,000
Surplus	24,831,000
Retained Earnings	19,515,000
Accumulated net gains (losses) on cash flow hedges	–1,094,000
Other equity capital components	0

TOTAL EQUITY CAPITAL	$45,953,000

TOTAL LIABILITIES AND EQUITY CAPITAL	$582,123,000

I, Grace B. Vogel, Vice President and Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

GRACE B. VOGEL

VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ROBERT B. WILLUMSTAD

ALAN S. MACDONALD

WILLIAM R. RHODES

DIRECTORS